UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

July 26, 1999

Commission File Number: 33-764-C

__________________INTERACTIVE GAMING & COMMUNICATIONS CORP.____________________

Exact name of Registrant as specified in its charter)

_____Delaware____________________________________________23-2838676____________

(State of Incorporation) (I.R.S. ID Number)

4070 Butler Pike, Suite 300

_____Plymouth Meeting, PA ________________________________19462________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-941-0305

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 5. Other Events

The Registrant announces that as of June 28, 1999 its principle software subsidiary, Intersphere Communications, Ltd., a Grenadan corporation, also of Plymouth Meeting, PA, entered into an agreement with Lycos, Inc. a Delaware corporation, with its principle place of business in Waltham, MA, which provides, in substance for the establishment of Internet links from the Lycos Network to a co-branded version of the Intersphere "www.playforfun.com" site, (the co-branded site) in order to make the content (online games and related information), more easily accessible to Lycos users.

Revenue from the sale of advertising on the co-branded site will be split in accordance with the terms of the Agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 26, 1999

Interactive Gaming & Communications Corp.

Michael Simone, President